UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

LANTHEUS MEDICAL IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-169785	51-0396366
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Treble Cove Road, North Billerica, MA 01862

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (978) 671-8001

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

NTP Amendment No. 2

On April 29, 2011, the registrant, Lantheus Medical Imaging, Inc. (the “Company”), entered into an amendment, effective as of April 1, 2011, to the Sales Agreement, dated as of April 1, 2009 (the “NTP Agreement”), between the Company and NTP Radioisotopes (Pty) Ltd (“NTP”).

The NTP Agreement, as amended, provides for the supply of Molybdenum-99 (“Moly”) to the Company from NTP.  It expires on December 31, 2013 and the amendment contains modified purchase terms relating to quantities and unit pricing.  It allows for termination by the Company upon the occurrence of certain events, including failure by NTP to provide the Company’s required amount of Moly, material breach of any provision by either party, bankruptcy by the either party and force majeure events. Additionally, the Company has the ability to terminate the NTP Agreement with six months written notice prior to the expiration of the term of the NTP Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Michael P. Duffy
Name:	Michael P. Duffy
Title:	Secretary

Date: May 4, 2011